EXHIBIT 1.2

                                                                  EXECUTION COPY

                                PRICING AGREEMENT


Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, NC 28288

Credit Suisse First Boston LLC
11 Madison Avenue
New York, NY 10010
    As Representatives of the several
      Underwriters named in Schedule I hereto


                                                                November 8, 2004

Ladies and Gentlemen:

       XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 8, 2004 (the "Underwriting Agreement"), between the Company on the one hand and Wachovia Capital Markets, LLC and Credit Suisse First Boston LLC, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Debt Securities specified in Schedule II-A (such Debt Securities, the "2014 Debt Securities") and Schedule II-B (such Debt Securities, the "2024 Debt Securities" and, together with the 2014 Debt Securities, the "Designated Debt Securities") hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Debt Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Debt Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II-A and Schedule II-B hereto.

       An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Debt Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

       Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II-A and
Schedule II-B hereto, the aggregate principal amount of Designated Debt Securities set forth opposite the name of such Underwriter in Schedule I hereto.



      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

       If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                         Very truly yours,

                                         XL Capital Ltd


                                         By:   /s/ Fiona Luck
                                             ----------------------
                                             Name:  Fiona Luck
                                             Title: Executive Vice President and
                                                    Chief of Group Operations

Accepted as of the date hereof:

Wachovia Capital Markets, LLC
Credit Suisse First Boston LLC

By:  Wachovia Capital Markets, LLC


By:      /s/ Jeff Gass
     --------------------------------
     Name:  Jeff Gass
     Title: Director


By:  Credit Suisse First Boston LLC


By:      /s/ Sharon Harrison
     --------------------------------
     Name:  Sharon Harrison
     Title: Director


For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

                                   SCHEDULE I


                                              PRINCIPAL AMOUNT  PRINCIPAL AMOUNT
                                                OF 2014 DEBT      OF 2024 DEBT
                                                 SECURITIES        SECURITIES
                  UNDERWRITER                 TO BE PURCHASED   TO BE PURCHASED
                  -----------                 ---------------   ---------------

Wachovia Capital Markets, LLC.................  $66,000,000       $77,000,000
Credit Suisse First Boston LLC................   66,000,000        77,000,000
HSBC Securities (USA) Inc. ...................   54,000,000        63,000,000
KeyBanc Capital Markets,
   a Division of McDonald Investments Inc. ...   54,000,000        63,000,000
ABN AMRO Incorporated.........................    7,500,000         8,750,000
Banc of America Securities LLC................    7,500,000         8,750,000
BNP Paribas Securities Corp. .................    7,500,000         8,750,000
Calyon Securities (USA) Inc. .................    7,500,000         8,750,000
Greenwich Capital Markets, Inc. ..............    7,500,000         8,750,000
ING Financial Markets LLC.....................    7,500,000         8,750,000
Lazard Freres & Co. LLC.......................    7,500,000         8,750,000
Scotia Capital (USA) Inc. ....................    7,500,000         8,750,000

        Total................................. $300,000,000      $350,000,000
                                               ============      ============

                                  SCHEDULE II-A

TITLE OF DEBT SECURITIES:

       5.25% Senior Notes due 2014.

AGGREGATE PRINCIPAL AMOUNT OF DEBT SECURITIES:

       $300,000,000 (Reopening; after giving effect to the offering, $600,000,000 5.25% Senior Notes due 2014 will be outstanding, voting together as the same series).

INITIAL OFFERING PRICE TO PUBLIC:

       98.419% of the principal amount of the Debt Securities, plus accrued interest from August 23, 2004 (such accrued interest equal to $3,456,250).

PURCHASE PRICE BY UNDERWRITERS:

       97.969% of the principal amount of the Debt Securities, plus accrued interest from August 23, 2004 (such accrued interest equal to $3,456,250).

UNDERWRITERS' COMMISSION:

       0.450%

FORM OF DEBT SECURITIES:

       Book-entry only form represented by one or more global certificates deposited with The Depository Trust Company ("DTC") of its designated custodian, to be made available for checking by the Representatives at least 24 hours prior to the Time of Delivery.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

       Federal (Same-Day) funds.

INDENTURE:

       Indenture, dated June 2, 2004, between the Company and The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture, dated as of August 23, 2004 and the Second Supplemental Indenture, to be dated as of November 12, 2004.

MATURITY:

       September 15, 2014.

INTEREST RATE:

       5.25% per annum.

INTEREST PAYMENT DATES:

       March 15 and September 15, commencing on March 15, 2005.

RECORD DATES:

       The relevant record dates will be the March 1 and September 1 preceding the relevant payment dates.

REDEMPTION PROVISIONS:

       The Debt Securities are redeemable at the option of the Company (i) in whole at any time or in part from time to time at a make-whole redemption price described in the Prospectus under the caption "Description of the Senior Notes--Optional Redemption" and (ii) if a "tax event" occurs, as described in the Prospectus under the caption "Description of the Senior Notes--Tax Event Redemption"), in each case in accordance with and subject to the terms to be set forth in the Indenture.

SINKING FUND PROVISIONS:

       No sinking fund provisions.

ADDITIONAL CLOSING CONDITIONS:

       None.

TIME OF DELIVERY:

       9:30 A.M., New York City time, on November 12, 2004.

TIME OF DELIVERY LOCATION:

       Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

DELAYED DELIVERY:

       None.

LISTING:

       None.

NAMES AND ADDRESSES OF REPRESENTATIVES:

       Designated Representatives:          Wachovia Capital Markets, LLC
                                            Credit Suisse First Boston LLC

        Address for Notices, etc.:          Wachovia Capital Markets, LLC
                                            One Wachovia Center
                                            301 South College Street
                                            Charlotte, NC 28288
                                            Attn: Jeremy Schwartz

                                            Credit Suisse First Boston LLC
                                            11 Madison Avenue
                                            New York, NY 10010
                                            Attn: Transactions Advisory Group


OTHER TERMS:

       None.

                                  SCHEDULE II-B

TITLE OF DEBT SECURITIES:

       6.375% Senior Notes due 2024.

AGGREGATE PRINCIPAL AMOUNT OF DEBT SECURITIES:

       $350,000,000.

INITIAL OFFERING PRICE TO PUBLIC:

       100.000% of the principal amount of the Debt Securities, plus accrued interest, if any, from November 12, 2004.

PURCHASE PRICE BY UNDERWRITERS:

       99.375% of the principal amount of the Debt Securities, plus accrued interest, if any, from November 12, 2004.

UNDERWRITERS' COMMISSION:

       0.625%

FORM OF DEBT SECURITIES:

       Book-entry only form represented by one or more global certificates deposited with The Depository Trust Company ("DTC") of its designated custodian, to be made available for checking by the Representatives at least 24 hours prior to the Time of Delivery.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

       Federal (Same-Day) funds.

INDENTURE:

       Indenture, dated June 2, 2004, between the Company and The Bank of New York, as Trustee, as supplemented by the Second Supplemental Indenture, to be dated as of November 12, 2004.

MATURITY:

       November 15, 2024.

INTEREST RATE:

       6.375% per annum.

INTEREST PAYMENT DATES:

       May 15 and November 15, commencing on May 15, 2005.

RECORD DATES:

       The relevant record dates will be the May 1 and November 1 preceding the relevant payment dates.

REDEMPTION PROVISIONS:

       The Debt Securities are redeemable at the option of the Company (i) in whole at any time or in part from time to time at a make-whole redemption price described in the Prospectus under the caption "Description of the Senior Notes--Optional Redemption" and (ii) if a "tax event" occurs, as described in the Prospectus under the caption "Description of the Senior Notes--Tax Event Redemption"), in each case in accordance with and subject to the terms to be set forth in the Indenture.

SINKING FUND PROVISIONS:

       No sinking fund provisions.

ADDITIONAL CLOSING CONDITIONS:

       None.

TIME OF DELIVERY:

       9:30 A.M., New York City time, on November 12, 2004.

TIME OF DELIVERY LOCATION:

       Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

DELAYED DELIVERY:

       None.

LISTING:

       None.

NAMES AND ADDRESSES OF REPRESENTATIVES:

       Designated Representatives:          Wachovia Capital Markets, LLC
                                            Credit Suisse First Boston LLC

        Address for Notices, etc.:          Wachovia Capital Markets, LLC
                                            One Wachovia Center
                                            301 South College Street
                                            Charlotte, NC 28288
                                            Attn: Jeremy Schwartz

                                            Credit Suisse First Boston LLC
                                            11 Madison Avenue
                                            New York, NY 10010
                                            Attn: Transactions Advisory Group

OTHER TERMS:

       None.